NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports an Inferred Resource of 4.6 Million Pounds U3O8 Grading 0.296% at the Company's Slick Rock Project in Colorado

Corpus Christi, TX, January 8, 2013 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to announce that the Company has received an independent CSA National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") inferred resource estimate for its Slick Rock Project located in San Miguel County, Colorado (the "Slick Rock Project"). The inferred resource estimate was produced by Bruce Davis, of BD Resource Consulting, Inc., and Robert Sim, of Sim Geological, Inc., both Qualified Persons within the meaning of NI 43-101. The inferred mineral resource at various cutoff grades is shown below:

SUMMARY OF INFERRED MINERAL RESOURCE
Cut-off Grade	k tonnes	U3O8 (%)	Contained U3O8 (Mlbs)
U3O8%

0.1	4,192	0.187	15.7
0.15	2,545	0.228	11.6
0.2	1,646	0.255	8.4
0.25	775	0.296	4.6
0.3	274	0.34	1.9
0.35	71	0.415	0.6
0.4	69	0.417	0.6

This resource estimate is based on a total of 207,900 feet of drilling in 284 holes. It was generated from drill hole sample radiometric assays and the interpretation of a geologic model which relates to the spatial distribution of uranium in the deposit. Grade estimates are made using ordinary kriging with nominal blocks measuring 50 feet by 50 feet. The inferred resources have been classified relative to their proximity to sample locations and are reported in accordance to the CIM Definition Standards for Mineral Resources and Mineral Reserves.

An NI 43-101 compliant technical report detailing this inferred mineral resource estimate will be filed on SEDAR (www.sedar.com) and the Company's website (www.uraniumenergy.com) within 45 days from this news release.

The Slick Rock Project also hosts a vanadium Exploration Target of 9 to 62 million pounds, as noted in the following table:

EXPLORATION TARGET SUMMARY
	Tonnes	Pounds	Grade % V2O5

Lower Limit	274,000	9,000,000	1.49
Upper Limit	4,192,000	62,000,000	0.67

The exploration target tonnage is based on tonnage estimates for uranium at 0.1% U3O8 and 0.3% U3O8 cutoff grades. The estimated grade range is the result of reviewing vanadium grades in holes in and around the area of interest and from grades mined historically from the Slick Rock deposit. There are a very limited number of drill holes in which analyses were conducted for vanadium content and, in some of these drill holes, the measured vanadium intervals do not exactly correspond with the uranium intervals in the same hole. Note the values for tonnage, grade, and contained metal in the table are separate ranges of potential. For example, the grade may range over the values from 0.67% V2O5 to 1.49% V2O5 and the highest grade is not directly associated with the lowest tonnage.

All tonnages, grades, and contained pounds of vanadium should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured). The potential quantities and grades, as stated, are conceptual in nature, and there has been insufficient work to date to define a NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in the discovery of an economic vanadium mineral resource on the Slick Rock Project.

Vanadium is a rare specialty metal that is used to strengthen steel and to make it more resistant to corrosion and abrasion. World production is only approximately 60,000 tonnes annually. A recent price for vanadium pentoxide was $5.75 per pound or $12,650 per tonne.

The Slick Rock Project is located in San Miguel County, southwest Colorado, approximately 23.9 miles north of the town of Dove Creek. The general area is east of the Dolores River in the Slick Rock District of the Uravan mineral belt. All claims are contiguous. The entire claim block (293 mineral lode claims) encompasses an area of approximately 4,858.5 acres or 7.6 square miles.

Slick Rock Project History

Surficial to shallow uranium/vanadium mineralization has been known in the Slick Rock area since the early 1900s (then called the McIntyre district). First mined for uranium, then radium, until 1923 numerous companies sporadically operated small-scale mining and processing facilities along the Dolores River. In 1931 a mill was constructed by Shattuck Chemical Co. for the processing of vanadium ore. Beginning in 1944, the area was worked by the Union Mines Development Corp. for uranium ore. The uranium was used in the development and construction of the first atomic bombs.

Between November 1948 and March 1956, the U.S. Geological Survey ("USGS") drilled 2,641 holes in the Slick Rock district to explore for uranium and vanadium-bearing deposits. The drilling was part of a program of exploration conducted on behalf of the U.S. Atomic Energy Commission (OFR70-348). Fifty-two of these drill holes were located within the boundaries of the Company's Slick Rock project area. The first phase of the USGS's exploration was for geological data and to delineate areas of favorable ground. This widely spaced drilling was done on approximately 1,000-foot centers. The second phase was drilled with more moderate spacing, 100-300 foot centers, to discover deposits. The third phase was drilled on closely spaced, 50-100 foot centers, to extend and outline any deposits discovered by earlier drilling (Weir, 1952). Private industry was also actively exploring the district. District-wide, an estimated 212,000 feet of drilling was completed by 1954.

By December 1955, Union Carbide Nuclear Corp. (UCNC) had drilled out a sufficient resource on the north side of Burro Canyon to commence the sinking of three shafts. Shaft sinking was completed by December 1957 on the Burro #3, #5, and #7 mines to total depths of 408 feet, 414 feet, and 474 feet respectively. Initial shipments of ore to UCNC's concentrating mill at Slick Rock were also made in 1957. Final processing of the concentrated ore was done at the UCNC mill in Rifle, CO.

As of 1971, the last year that the Atomic Energy Commission reported production figures, the Burro mines had produced 404,804 tons of ore at a grade of .25% U3O8 yielding 1,992,898 lbs U3O8 and 1.5% V2O5 yielding 12,149,659 lbs V2O5. According to the records of the Colorado Bureau of Mines annual reports, the Burro mines produced an additional 243,825 lbs U3O8 at an average grade of .20% and 1,791,798 lbs V2O5 at an average grade of 1.4% up until 1983 when depressed uranium prices forced the cessation of mining activities. The total production of the Burro mines was 2,236,723 lbs U3O8 and 13,941,457 lbs V2O5, summarized below.

HISTORIC SLICK ROCK PRODUCTION
Production years	lbs U3O8	lbs V2O5

1957-1971	1,992,898	12,149,659
1971-1983	243,825	1,791,798
Total	2,236,723	13,941,457

The Company's Slick Rock project has received more recent exploration activities by U.S. Energy, Energy Fuels Resource Corp, and Homeland Uranium. In 2006, U.S. Energy drilled 17 boreholes. All were completed to target except one. The results of the drilling are tabulated in the table below.

U.S. ENERGY DRILLING
Borehole	Grade	Thickness	Classification	Member/ Formation	Elevation	Base
ID	(%eU3O8)	(ft)			(ft)	Elevation (ft)

SR-1001	0.026	2.5	Mineralized	Salt Wash	5875.888	5043.4
SR-1002	0.038	2.5	Mineralized	Salt Wash	5869.36	5012.4
SR-1003			Barren	Salt Wash	5862.356
SR-1004			Barren	Salt Wash	5868.901
SR-1005			Anomalous	Salt Wash	5827.551
SR-1006	0.046	4.5	Mineralized	Salt Wash	5848.692	4857.2
SR-1007	0.091	5	Mineralized	Salt Wash	5834.572	4883.1
SR-1008			Anomalous	Salt Wash	5853.003
SR-1009			Barren	Salt Wash	5843.766
SR-1010	0.015	2	Anomalous	Burro Canyon	5836.449	5467.4
SR-1011			Abandoned		5750.323
SR-1012	0.094	2	Mineralized	Salt Wash	5733.503	4587.5
SR-1013*	0.55	3.5	Mineralized	Salt Wash	5717.735	4571.9
SR-1013*	0.19	5.5	Mineralized	Salt Wash	5707.707	4561.7
SR-1014			Barren	Salt Wash	5725.494
SR-1015			Barren	Salt Wash	5743.665
SR-1016	0.058	1.5	Mineralized	Salt Wash	5727.591	4532.6
SR-1017	0.29	4	Mineralized	Salt Wash	5750.502	4566.5
*Two intercepts 10.5 feet apart vertically.
The information contained in the table was obtained by the Company in a 2011 claim purchase

In 2008, Homeland drilled 4 boreholes in an attempt to "twin" mineralized boreholes drilled by the AEC in the 1950's. All were completed to target depth and the results are tabulated in the table below.

HOMELAND DRILLING
Borehole	Grade	Thickness	Classification	Member/ Formation	Elevation	Base
ID	(%eU3O8)	(ft)			(ft)	Elevation (ft)

SR-08-001	0.764	1	Mineralized	Salt Wash	5725.066	4800
SR-08-002	0.046	3.8	Mineralized	Salt Wash	5846.457	4950
SR-08-003	0.12	2	Mineralized	Salt Wash	5761.155	4675
SR-08-004	0.033	1	Anomalous	Salt Wash	5748.031	4775

      The information contained in the table was obtained from public information published by Homeland Uranium

Current Status

The Slick Rock Project will most likely be produced through underground mining methods following rehabilitation and development of existing shafts, portals and workings. The Company is in possession of much of the historical data including drill maps, drill logs, mine workings maps, partial assay reports, and miscellaneous exploration and production reporting. Additional work is planned by the Company to verify and further quantify the vanadium mineralization.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery mine, which has recently expanded its initial production, and the Goliad in-situ recovery project, which is now fully permitted and in construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.